Exhibit 32.2

AS ADOPTED PURSUANT TO

SECTION 960 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Form 10-Q for the quarter ended September 30, 2010 (the “Report”) of Hercules Technology Growth Capital, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, David Lund, the Chief Financial Officer of the Registrant, certify, to the best of my knowledge, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 4, 2010	By:	/S/ DAVID M. LUND
David M. Lund
Chief Financial Officer